SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 23, 2004

SOUTHERN PERU COPPER CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-14066	13-3849074
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2575 East Camelback Rd. Phoenix, AZ		85016
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (602) 977-6500

Item 8.01. Other Events

On September 23, 2004, the Peruvian press reported several comments made by Mr. Oscar Gonzalez Rocha, the President of Southern Peru Copper Corporation (“the Company”), including the statement that so far this year Peruvian copper mining companies, as well as the Company, have faced an increase in costs of at least 10% due in part to the fall of the US dollar when compared to the Peruvian currency, the increase in maritime freight costs, and higher fuel costs.

The Peruvian press also reported that Mr. Gonzalez Rocha had commented that the possible 5.3% increase in cost of electric power in Peru will not affect the Company because the Company has an agreement with Enersur for the next 14 years. The Company currently pays US$12 million a month for electric power.

SIGNATURES

                Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOUTHERN PERU COPPER
CORPORATION

By:	Armando Ortega,
Its:	Vice President-Legal and
Secretary

Date: September 24, 2004